                                                                       EXHIBIT 4

________________________________________________________________________________

                         AGREEMENT AND PLAN OF MERGER


                                 By and Among

                              Acxiom Corporation,

                           ACX Acquisition Co., Inc.

                                      and

                               May & Speh, Inc.


                           Dated as of May 26, 1998

________________________________________________________________________________

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I
          THE MERGER..................................................................................    3
          Section 1.1    The Merger...................................................................    3
          Section 1.2    Effective Time of the Merger.................................................    3

ARTICLE II
          THE SURVIVING CORPORATION...................................................................    4
          Section 2.1    Certificate of Incorporation.................................................    4
          Section 2.2    By-Laws......................................................................    4
          Section 2.3    Directors and Officers of Surviving Corporation..............................    4

ARTICLE III
          CONVERSION OF SHARES........................................................................    5
          Section 3.1    Exchange Ratio...............................................................    5
          Section 3.2    Exchange of Shares...........................................................    6
          Section 3.3    Dividends; Transfer Taxes....................................................    6
          Section 3.4    No Fractional Securities.....................................................    7
          Section 3.5    Certain Adjustments..........................................................    8
          Section 3.6    Closing of Company Transfer Books............................................    8
          Section 3.7    Closing......................................................................    9

ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF PARENT....................................................    9
          Section 4.1    Organization.................................................................    9
          Section 4.2    Capitalization...............................................................   10
          Section 4.3    Subsidiaries.................................................................   11
          Section 4.4    Authority Relative to this Agreement.........................................   12
          Section 4.5    Consents and Approvals; No Violations........................................   13
          Section 4.6    Reports and Financial Statements.............................................   14
          Section 4.7    Absence of Certain Changes or Events.........................................   15
          Section 4.8    Litigation...................................................................   15
          Section 4.9    Patents, Trademarks, Etc.....................................................   16
          Section 4.10   Information in Disclosure Documents and Registration Statement...............   16
          Section 4.11   Absence of Undisclosed Liabilities...........................................   17
          Section 4.12   No Default...................................................................   18
          Section 4.13   Title to Properties; Encumbrances............................................   18
          Section 4.14   Compliance with Applicable Law...............................................   19
          Section 4.15   Labor Matters................................................................   19
          Section 4.16   Employee Benefit Plans; ERISA................................................   20
          Section 4.17   Vote Required................................................................   24

          Section 4.18   Opinion of Financial Advisor.................................................   25
          Section 4.19   Ownership of Company Common Stock............................................   25
          Section 4.20   Pooling......................................................................   25
          Section 4.21   .............................................................................   25
          Section 4.22   Contracts....................................................................   28

ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................   29
          Section 5.1    Organization.................................................................   29
          Section 5.2    Capitalization...............................................................   30
          Section 5.3    Subsidiaries.................................................................   31
          Section 5.4    Authority Relative to this Agreement.........................................   32
          Section 5.5    Consents and Approvals; No Violations........................................   33
          Section 5.6    Reports and Financial Statements.............................................   34
          Section 5.7    Absence of Certain Changes or Events.........................................   35
          Section 5.8    Litigation...................................................................   35
          Section 5.9    Patents, Trademarks, Etc.....................................................   36
          Section 5.10   Information in Disclosure Documents and Registration Statement...............   36
          Section 5.11   Absence of Undisclosed Liabilities...........................................   37
          Section 5.12   No Default...................................................................   37
          Section 5.13   Taxes........................................................................   38
          Section 5.14   Title to Properties; Encumbrances............................................   40
          Section 5.15   Compliance with Applicable Law...............................................   41
          Section 5.16   Labor Matters................................................................   41
          Section 5.17   Employee Benefit Plans; ERISA................................................   41
          Section 5.18   Contracts....................................................................   46
          Section 5.19   Vote Required................................................................   47
          Section 5.20   Opinion of Financial Advisor.................................................   47
          Section 5.21   Takeover Statute.............................................................   48
          Section 5.22   The Company Rights Agreement.................................................   48
          Section 5.23   Ownership of Parent Common Stock.............................................   49
          Section 5.24   Pooling......................................................................   49

ARTICLE VI
          CONDUCT OF BUSINESS PENDING THE MERGER......................................................   49
          Section 6.1    Conduct of Business by the Company Pending the Merger........................   49
          Section 6.2    Conduct of Business by Parent Pending the Merger.............................   52
          Section 6.3    Conduct of Business of Sub...................................................   54

ARTICLE VII
          ADDITIONAL AGREEMENTS.......................................................................   54
          Section 7.1    Access and Information.......................................................   54
          Section 7.2    Acquisition Proposals........................................................   55

          Section 7.3    Registration Statement.......................................................   57
          Section 7.4    Proxy Statements; Stockholder Approvals......................................   58
          Section 7.5    Affiliate Agreements.........................................................   60
          Section 7.6    Antitrust Laws...............................................................   61
          Section 7.7    Proxies......................................................................   61
          Section 7.8    Employees, Employee Benefits.................................................   62
          Section 7.9    Stock Options................................................................   63
          Section 7.10   Public Announcements.........................................................   65
          Section 7.11   By-Law Indemnification and Insurance.........................................   65
          Section 7.12   Expenses.....................................................................   66
          Section 7.13   Additional Agreements........................................................   68
          Section 7.14   Control of the Company's and Parent's Operations.............................   68
          Section 7.15   Company Rights Plan..........................................................   69

ARTICLE VIII
          CONDITIONS TO CONSUMMATION OF THE MERGER....................................................   69
          Section 8.1    Conditions to Each Party's Obligation to Effect the Merger...................   69
          Section 8.2    Conditions to Obligation of the Company to Effect the Merger.................   70
          Section 8.3    Conditions to Obligations of Parent and Sub to Effect the Merger.............   71

ARTICLE IX
          TERMINATION, AMENDMENT AND WAIVER...........................................................   72
          Section 9.1    Termination..................................................................   72
          Section 9.2    Effect of Termination........................................................   75
          Section 9.3    Amendment....................................................................   75
          Section 9.4    Waiver.......................................................................   76

ARTICLE X
          GENERAL PROVISIONS..........................................................................   76
          Section 10.1   Survival of Representations, Warranties and Agreements.......................   76
          Section 10.2   Brokers......................................................................   77
          Section 10.3   Notices......................................................................   77
          Section 10.4   Descriptive Headings.........................................................   78
          Section 10.5   Entire Agreement; Assignment.................................................   78
          Section 10.6   Governing Law................................................................   79
          Section 10.7   Specific Performance.........................................................   79
          Section 10.8   Counterparts.................................................................   79

Exhibit A-1     Irrevocable Proxy

                                                                            Page
                                                                            ----

Exhibit A-2     Irrevocable Proxy
Exhibit A-3     Irrevocable Proxy
Exhibit B       Form of Company Rights Plan Amendment
Exhibit C       Form of Affiliate Letter for Affiliates of the Company
Exhibit D       Form of Affiliate Letter for Affiliates of  Parent

                         AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of May 26, 1998, by and among Acxiom Corporation, a Delaware corporation ("Parent"), ACX Acquisition Co., Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and May & Speh, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Boards of Directors of Parent and Sub and the Company deem it advisable and in the best interests of their respective stockholders that Parent combine with the Company, and such Boards of Directors have approved the merger (the "Merger") of Sub with and into the Company upon the terms and subject to the conditions set forth herein; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, a holder of shares of Parent's common stock, par value $.10 per share (the "Parent Common Stock") is granting the Company an irrevocable proxy in the form attached hereto as Exhibit A-1 (the "Parent Stock Proxy"), to vote such shares of Parent Common Stock; and

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's and Sub's willingness to enter into this Agreement, certain holders of shares of the Company's Common Stock, par value $.01 per share (the "Company Common Stock"), are granting Parent irrevocable proxies, in the forms attached hereto as Exhibits A-2 and A-3 (the "Company Stock Proxies" and, together with the Parent Stock Proxy, the "Proxies"), to vote such shares of Company Common Stock; and

     WHEREAS, immediately following the execution and delivery of this Agreement, the Company and Parent will enter into a stock option agreement (the "Company Option

Agreement"), pursuant to which the Company will grant Parent the option to purchase shares of Company Common Stock, upon the terms and subject to the conditions set forth therein; and

     WHEREAS, immediately following the execution and delivery of this Agreement, the Company and Parent will enter into a stock option agreement (the "Parent Option Agreement"), pursuant to which Parent will grant the Company the option to purchase shares of Parent Common Stock, upon the terms and subject to the conditions set forth therein; and

     WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and this Agreement is hereby adopted as a plan of reorganization for purposes of Section 368 of the Code; and

     WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests under United States generally accepted accounting principles.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Proxies, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER
                                  ----------

          Section 1.1  The Merger.  Upon the terms and subject to the conditions
                       ----------
set forth herein, at the Effective Time (as defined in Section 1.2 hereof), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease, and the name of the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger be "May & Speh, Inc." The Merger shall have the effects set forth in Section 259 of the General Corporation Law of the State of Delaware (the "GCL").

          Section 1.2  Effective Time of the Merger.  The Merger shall become
                       ----------------------------
effective when a properly executed certificate of merger (the "Certificate of Merger") is duly filed with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.6 hereof. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is so filed.

                                  ARTICLE II

                           THE SURVIVING CORPORATION
                           -------------------------

          Section 2.1  Certificate of Incorporation.  The Certificate of
                       ----------------------------
Incorporation of Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation (except that Article I of the Certificate of Incorporation shall be amended as of the Effective Time to read as follows "The name of the Corporation is May & Speh, Inc.").

          Section 2.2  By-Laws.  Subject to Section 7.11 hereof, the By-Laws of
                       -------
Sub as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation.

          Section 2.3  Directors and Officers of Surviving Corporation.  (a)
                       -----------------------------------------------
The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law.

          (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

                                  ARTICLE III

                              CONVERSION OF SHARES
                              --------------------
          Section 3.1  Exchange Ratio.  At the Effective Time, by virtue of the
                       --------------
Merger and without any action on the part of the holders of any of the capital stock of Sub or the Company:

          (a) Each share of Company Common Stock (the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares held by Parent or any direct or indirect wholly owned subsidiary of Parent or Shares to be cancelled pursuant to

Section 3.1(b)) shall be converted into the right to receive .80 (the "Exchange Ratio") of a validly issued, fully paid and non-assessable share of common stock, par value $.10 per share, of Parent ("Parent Shares"), payable upon the surrender of the certificate formerly representing such Share. Holders of Shares shall also have the right to receive together with each Parent Share issued in the Merger, one associated preferred stock purchase right (a "Parent Right") in accordance with the Rights Agreement dated as of January 28, 1998 (the "Parent Rights Agreement"), between Parent and First Chicago Trust Company of New York. References herein to the Parent Shares issuable in the Merger shall be deemed to include the associated Parent Rights.

          (b) Each Share held in the treasury of the Company and each Share held by Parent or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time shall be cancelled and retired and cease to exist and no consideration shall be delivered in exchange therewith.

          (c) Each share of Common Stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of Parent.

          Section 3.2  Exchange of Shares.  Parent shall authorize one or more
                       ------------------
persons (reasonably satisfactory to the Company) to act as exchange agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall make available, and each holder of Shares will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates representing such Shares for cancellation, certificates representing the number of

Parent Shares into which such Shares are converted in the Merger. The Parent Shares into which the Shares shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

          Section 3.3  Dividends; Transfer Taxes.  No dividends that are
                       -------------------------
declared on Parent Shares will be paid to persons entitled to receive certificates representing Parent Shares until such persons surrender their certificates representing Shares. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Shares shall be issued, any dividends which shall have become payable with respect to such Parent Shares between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any Parent Shares are to be issued in a name other than that in which the certificate representing Shares surrendered in exchange therefor is registered it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Shares in a name other than that of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Parent Shares or dividends thereon or, in accordance with Section 3.4 hereof, proceeds of the sale of fractional interests, delivered to a public official pursuant to applicable escheat laws.

          Section 3.4  No Fractional Securities.  No certificates or scrip
                       ------------------------
representing fractional Parent Shares shall be issued upon the surrender for exchange of certificates representing Shares pursuant to this Article III and no dividend, stock split-up or other change in the capital structure of the Company shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Share upon surrender of stock certificates for exchange pursuant to this
Article III will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the closing sale price of Parent Shares on the National Association of Securities Dealers Automated Quotations National Market System (the "NASDAQ") on the day of the Effective Time, or, if the Parent Shares are not so traded on such day, the closing sale price on the next preceding day on which such stock was traded on the NASDAQ.

          Section 3.5  Certain Adjustments.  If between the date hereof and the
                       -------------------
Effective Time, the outstanding shares of Parent Common Stock or of Company Common Stock shall be changed into a different number of shares by reason or reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Exchange Ratio shall be adjusted accordingly to provide the holders of Company Common Stock, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

          Section 3.6  Closing of Company Transfer Books.  At the Effective
                       ---------------------------------
Time, the stock transfer books of the Company shall be closed and no transfer of Shares shall thereafter be made. From and after the Effective Time, the holders of the Shares issued and outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided herein. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates representing Parent Shares and cash in lieu of any fractional shares in accordance with Section 3.4 hereof.

          Section 3.7  Closing.  The closing of the transactions contemplated by
                       -------
this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, at 10:00 a.m., local time, on the later of (a) the date of the stockholders' meetings referred to in Section 7.4 hereof or (b) the day on which all of the conditions set forth in Article VIII hereof are satisfied or waived, or at such other date, time and place as Parent and the Company shall agree.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PARENT
                   ----------------------------------------

          Parent represents and warrants to the Company as follows:

          Section 4.1  Organization.  Parent is a corporation duly organized,
                       ------------
validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where such failures to be so qualified would not in the aggregate have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of Parent and its subsidiaries, taken as a whole (a "Parent Material Adverse Effect"). Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business since the date of its incorporation.

          Section 4.2  Capitalization.  The authorized capital stock of Parent
                       --------------
consists of 200,000,000 shares of Common Stock, par value $.10 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share ("Parent Preferred Stock"), of which 200,000 shares have been designated as Participating Preferred Stock (the "Participating Preferred Stock"). As of the date hereof, (i) 52,446,883 Parent Shares were issued and outstanding and (ii) no shares of Parent Preferred Stock were issued and outstanding. Except as set forth on
Schedule 4.2 hereto, all of the issued and outstanding Parent Shares are validly issued, fully paid and nonassessable and free of preemptive rights. All of the Parent Shares issuable in exchange for Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, par value $.01 per share, 100 shares of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent. Except as set forth in Schedule 4.2 hereto, there are no outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Parent to issue, transfer or sell any of its securities other than: (i) rights to acquire shares of Participating Preferred Stock pursuant to the Parent Rights Agreement, and
(ii) options to receive or acquire 7,725,516 Parent Shares pursuant to employee incentive or benefit plans, programs and arrangements ("Parent Employee Stock Options") and (iii) the Parent Option Agreement.

          Section 4.3  Subsidiaries.  Schedule 4.3 hereto sets forth each direct
                       ------------
or indirect interest owned by Parent in any other corporation, partnership, joint venture or other business association or entity, foreign or domestic, of which Parent or any of its other Parent Subsidiaries owns, directly or indirectly, greater than fifty percent of the shares of capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity (each such entity is hereinafter referred to as a "Parent Subsidiary" and are hereinafter collectively referred to as the "Parent Subsidiaries"). Each Parent Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Parent Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Parent Material Adverse Effect. Each Parent Subsidiary has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. All of the outstanding shares of capital stock of the Parent Subsidiaries are validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.3, all of the outstanding shares of capital stock of, or other ownership interests in, each of the Parent Subsidiaries are owned by Parent or by a Parent Subsidiary free and clear of any liens, claims, charges or encumbrances. There are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Parent or any Parent Subsidiary to issue, transfer or sell any securities of any Parent Subsidiary. There are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which Parent or any of the Parent Subsidiaries is a party or is bound with respect to the voting of the capital stock of Parent or any of the Parent Subsidiaries.

          Section 4.4  Authority Relative to this Agreement.  Each of Parent and
                       ------------------------------------
Sub has the corporate power to enter into this Agreement, the Parent Option Agreement and the Company Option Agreement, to carry out its obligations hereunder and thereunder and to consummate the Merger. The execution and delivery of this Agreement, the Parent Option Agreement and the Company Option Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated hereby and thereby and the consummation of the Merger have been duly authorized by the Boards of Directors of Parent and Sub, and by the Disinterested Directors (pursuant to Article Tenth, Section (b) of Parent's Certificate of Incorporation) and by Parent as the sole stockholder of Sub, and, except for the approvals of Parent's stockholders to be sought at the stockholders' meeting contemplated by Section 7.4(b) hereof no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement, the Parent Option Agreement and the Company Option Agreement have been duly and validly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution and delivery by the other party hereto and thereto, this Agreement, the Parent Option Agreement and the Company Option Agreement constitute valid and binding agreements of each of Parent and Sub, enforceable against Parent and Sub in accordance with their respective terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies.

          Section 4.5  Consents and Approvals; No Violations.  Except for
                       -------------------------------------
applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of NASDAQ, state securities or blue sky laws, and the filing and recordation of a Certificate of Merger as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent and Sub of the transactions contemplated by this Agreement, the Parent Option Agreement and the Company Option Agreement. Except as set forth on Schedule 4.5, neither the execution and delivery of this Agreement, the Parent Option Agreement or the Company Option Agreement by Parent or Sub nor the consummation by Parent or Sub of the transactions contemplated hereby or thereby, nor compliance by Parent or Sub with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of Parent or of Sub, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their properties or assets, except in the case of clauses
(b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a Parent Material Adverse Effect.

          Section 4.6  Reports and Financial Statements.  Parent has filed all
                       --------------------------------
reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since March 31, 1996 (such reports together with all registration statements, prospectuses and information statements filed by the Company since March 31, 1996 being hereinafter collectively referred to as the "Parent SEC Reports"), and has previously furnished the Company with true and complete copies of all such Parent SEC Reports. None of such Parent SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, all such Parent SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act. Each of the balance sheets (including the related notes) included in the Parent SEC Reports fairly presents the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in financial position of Parent and its subsidiaries for the respective periods or as of the respective dates set forth therein (subject, where appropriate, to normal year-end adjustments), all in conformity with generally accepted accounting principles consistently applied during the periods involved except as otherwise noted therein.

          Section 4.7  Absence of Certain Changes or Events.  Except as set
                       ------------------------------------
forth in the Parent SEC Reports, since December 31, 1997, neither Parent nor any of the Parent Subsidiaries has: (a) suffered any change which had or would have a Parent Material Adverse Effect or (b) subsequent to the date hereof, except as permitted by Section 6.2 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

          Section 4.8  Litigation.  Except for litigation disclosed in the
                       ----------
Parent SEC Reports and except as set forth on Schedule 4.8, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries, the outcome of which, is reasonably likely to have a Parent Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Parent or any of the Parent Subsidiaries having, or which has or would have, a Parent Material Adverse Effect.

          Section 4.9  Patents, Trademarks, Etc.  Except as set forth on
                       ------------------------
Schedule 4.9, to the knowledge of Parent, Parent and the Parent Subsidiaries own or possess adequate licenses or other valid rights to use all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, licenses, trade secrets, applications for trademarks and for service marks, computer software, software programs, know-how and other proprietary rights and information (collectively,"Proprietary Rights") used or held for use in connection with the business of Parent and the Parent Subsidiaries as currently conducted or as contemplated to be conducted, free and clear of any liens, claims or encumbrances. Except as set forth on Schedule 4.9 hereto, to the knowledge of Parent, the conduct of the business of Parent and the Parent Subsidiaries as currently conducted does not conflict in any way with any Proprietary Right of any third party. Except as set forth in Schedule 4.9 hereto, to the knowledge of Parent there are no infringements of any of the Proprietary Rights owned by or licensed to Parent or any of the Parent Subsidiaries.

          Section 4.10  Information in Disclosure Documents and Registration
                        ----------------------------------------------------
Statement. None of the information to be supplied by Parent or Sub for inclusion
---------
in (a) the Registration Statement to be filed with the SEC by Parent on Form S-4 under the Securities Act for the purpose of registering the Parent Shares to be issued in the Merger (the "Registration Statement") and (b) the joint proxy statement to be distributed in connection with the Parent's and the Company's meeting of stockholders to vote upon this Agreement (the "Proxy Statement") will in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder.

          Section 4.11  Absence of Undisclosed Liabilities
                        ----------------------------------

          Other than obligations incurred in the ordinary course of business, neither Parent nor any of the Parent Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation which would be required to be disclosed on a consolidated balance sheet under GAAP, except
(a)
liabilities or obligations reflected in the Parent SEC Reports and (b) liabilities or obligations which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          Section 4.12  No Default.  Neither Parent nor any of the Parent
                        ----------
Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which Parent or any of the Parent Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of the Parent Subsidiaries, except in the case of clauses (b) and (c) above for defaults or violations which would not have a Parent Material Adverse Effect.

          Section 4.13  Title to Properties; Encumbrances.
                        ---------------------------------

          Except as described in the following sentence, each of Parent and the Parent Subsidiaries has good and valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible) material to the operation of Parent's business and operations, including, without limitation, all such properties and assets reflected in the consolidated balance sheet of Parent and the Parent Subsidiaries as of December 31, 1997 included in Parent's Quarterly Report on Form l0-Q for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since December 31, 1997). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except (i) as set forth in the Parent SEC Reports, and (ii) such encumbrances that do not individually or in the aggregate have a Parent Material Adverse Effect.

          Section 4.14  Compliance with Applicable Law.  Each of Parent and the
                        ------------------------------
Parent Subsidiaries is in compliance with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, foreign or otherwise) (collectively "Laws") except where the failure to be in such compliance would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          Section 4.15  Labor Matters.  Except as set forth in Schedule 4.15
                        -------------
hereto, neither Parent nor any of the Parent Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Parent, threatened against Parent or the Parent Subsidiaries relating to their business, except for any such preceding which would not have a Parent Material Adverse Effect. To the knowledge of Parent, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Parent or any of the Parent Subsidiaries.

          Section 4.16  Employee Benefit Plans; ERISA.  (a) Schedule 4.16
                        -----------------------------
hereto contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement (the "Parent Plans"), maintained or contributed to or required to be contributed to by (i) Parent, (ii) any Parent Subsidiary or (iii) any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with Parent would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any employee or former employee of Parent, any Parent Subsidiary or any ERISA Affiliate. Schedule 4.16 hereto identifies each of the Parent Plans that is an "employee benefit plan," as that term is defined in Section 3(3) of ERISA (such plans being hereinafter referred to collectively as the "Parent ERISA Plans").

          (b) With respect to each of the Parent Plans, Parent has heretofore made available to the Company true and complete copies of each of the following documents:

               (i) a copy of the Parent Plan (including all amendments thereto);

               (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to each such Parent Plan for the last two years;
               (iii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to such Parent Plan;

               (iv) if the Parent Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and

               (v) the most recent determination letter received from the Internal Revenue Service with respect to each Parent Plan intended to qualify under Section 401 of the Code.

          (c) No liability under Title IV of ERISA has been incurred by Parent, any Parent Subsidiary or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Parent, any Parent Subsidiary or any ERISA Affiliate of incurring a liability under such Title. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Parent, a Parent Subsidiary or an ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the Effective Time.

          (d) With respect to each Parent ERISA Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

          (e) No Parent ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Parent ERISA Plan ended prior to the Effective Time; and all contributions required to be made with respect thereto (whether pursuant to the term of any Parent ERISA Plan or otherwise) on or prior to the Effective Time have been timely made.

          (f) No Parent ERISA Plan is a "multiemployer pension plan," as defined in Section 3(37) of ERISA, nor is any Parent ERISA Plan a plan described in Section 4063(a) of ERISA.

          (g) Each Parent ERISA Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

          (h) Each of the Parent Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code.

          (i) No amounts payable under the Parent Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

          (j) No Parent Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Parent, any Parent Subsidiary or any ERISA Affiliate beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan", as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Parent, any Parent Subsidiary or any ERISA Affiliate or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

          (k) The consummation of the transactions contemplated by this Agreement will not:

               (i) entitle any current or former employee or officer of Parent, any Parent Subsidiary or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement,

               (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or

               (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

          (l) With respect to each Parent Plan that is funded wholly or partially through an insurance policy, there will be no material liability of Parent, any Parent Subsidiary or any ERISA Affiliate, as of the Effective Time, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the closing.

          (m) There are no pending, threatened or anticipated claims by or on behalf of any of the Parent Plans, by any employee or beneficiary covered under any such Parent Plan, or otherwise involving any such Parent Plan (other than routine claims for benefits).

          (n) Neither Parent, any Parent Subsidiary or any ERISA Affiliate, nor any of the Parent ERISA Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Parent, any Parent Subsidiary or any ERISA Affiliate, any of the Parent ERISA Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Parent ERISA Plans or any such trust could be subject to either a material civil liability under Section 409 of ERISA or Section 502(i) of ERISA, or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

          Section 4.17   Vote Required.  Approval of the Merger by the
                         -------------
stockholders of Parent will require the approval of a majority of the total votes cast in person or by proxy at the stockholders' meeting referred to in
Section 7.4. No other vote of the stockholders of Parent, or of the holders of any other securities of Parent (equity or otherwise), is required by law, the Certificate of Incorporation or By-laws of Parent or otherwise in order for Parent to consummate the Merger, the Parent Option Agreement and the transactions contemplated hereby and thereby.

          Section 4.18   Opinion of Financial Advisor.  The Board of Directors
                         ----------------------------
of Parent (at a meeting duly called and held) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of the holders of the Parent Shares. Parent has received the opinion of Stephens Inc., Parent's financial advisor, substantially to the effect that the Exchange Ratio is fair to Parent from a financial point of view.

          Section 4.19   Ownership of Company Common Stock.  Except as
                         ---------------------------------
contemplated by this Agreement, the Proxies and the Company Option Agreement, as of the date hereof, neither Parent nor, to its knowledge without independent investigation, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company.

          Section 4.20   Pooling.  Neither Parent nor any Parent Subsidiary has
                         -------
knowledge of any fact or information which causes, or should reasonably cause, Parent or Subsidiary to believe that the transactions contemplated by this Agreement could not be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

          Section 4.21  Taxes.  (a) All federal, state, local and foreign Tax
                        -----
Returns required to be filed by or on behalf of Parent, each of the Parent Subsidiaries, and each affiliated, combined, consolidated or unitary group of which Parent or any of its Subsidiaries (i) is a member (a "Current Parent Group") or (ii) has been a member within six years prior to the date hereof but is not currently a member, but only insofar as any such Tax Return relates to a taxable period ending on a date within the last six years (a "Past Parent Group," together with Current Parent Groups, a "Parent Affiliated Group") have been timely filed, and all such Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Parent Material Adverse Effect (it being understood that the representations made in this Section, to the extent that they relate to Past Parent Groups, are made to the knowledge of Parent). All Taxes due and owing by Parent, any Parent Subsidiary or any Parent Affiliated Group have been timely paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Parent Material Adverse Effect. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Parent, any Parent Subsidiary or any Affiliated Group which would, individually or in the aggregate, have a Parent Material Adverse Effect. All assessments for Taxes due and owing by Parent, any Parent Subsidiary or any Parent Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. Prior to the date of this Agreement, Parent has provided the Company with written schedules of (i) the taxable years of Parent for which the statutes of limitations with respect to U.S. federal income Taxes have not expired, and (ii) with respect to U.S. federal income Taxes, for all taxable years for which the statute of limitations has not yet expired, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. Parent and each of the Parent Subsidiaries have complied in all material respects with all rules and regulations relating to the payment and withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          (b) Neither Parent nor any of the Parent Subsidiaries is a party to, bound by, or has any obligation under any Tax sharing, allocation, indemnity, or similar contract or arrangement.

          (c) Neither Parent nor any of the Parent Subsidiaries knows of any fact or has taken any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization with the meaning of Section 368(a) of the Code.

          (d) Schedule 4.21 sets forth (i) the taxable years of Parent for which the statute of limitations with respect to Material State income Taxes have not expired, and (ii) with respect to Material State income Taxes, for all taxable years for which the statute of limitations has not expired, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated.

          (e) For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign, provincial, territorial or other taxes, imposts, rates, levies, assessments and other charges of any kind whatsoever whether imposed directly or through withholding (together with any and all interest, penalties, additions to tax and additional amounts applicable with respect thereto), including, without limitation, income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, net worth, excise, withholding, ad valorem and value added taxes, and (ii) "Tax Return" means any declaration, return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed or, where none is required to be filed with a taxing authority, the statement or other document issued by a taxing authority in connection with any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax. For purposes of this Section 4.21 "Material State" means any state for which the average allocation percentage of Parent and the Parent Subsidiaries for the past three years exceeds ten percent (10%).

          Section 4.22  Contracts.  Except as set forth on Schedule 4.22 hereto,
                        ---------
neither Parent nor any of the Parent Subsidiaries is party to any agreement (whether written or oral) that (a) involves performance of services or delivery of goods or materials of an amount or value in excess of $3 million per year; or
(b) is a software licensing agreement involving an amount or value in excess of $2,000,000 (the "Parent Contracts"). Each Parent Contract is valid and binding on Parent and is in full force and effect, and Parent and each of the Parent Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Parent Contract, except where such noncompliance, individually or in the aggregate, would not have a Parent Material Adverse Effect. Neither Parent nor any of the Parent

Subsidiaries knows of, or has received notice of, any violation or default under any Parent Contract except for such violations or defaults as would not in the aggregate have a Parent Material Adverse Effect.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company represents and warrants to Parent and Sub as follows:

          Section 5.1    Organization.  The Company is a corporation duly
                         ------------
organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except such failures to be so qualified which would not in the aggregate have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole (a "Company Material Adverse Effect").

          Section 5.2    Capitalization.  The authorized capital stock of the
                         --------------
Company consists of 50,000,000 shares of Common Stock, par value $.01 per share and 2,000,000 shares of Preferred Stock, no par value ("Company Preferred Stock"), of which 300,000 shares have been designated as Series A Participating Preferred Stock. As of the date hereof, 26,073,654 shares of Company Common Stock were issued and outstanding and no shares of Company Preferred Stock were issued and outstanding. All of the issued and outstanding Shares are validly issued, fully paid and nonassessable and free of preemptive rights. Except for (i) the 7,228,153 shares of Company Common Stock issuable upon the conversion of the 5 1/4% Convertible Subordinated Notes due 2003, (ii) options to receive or acquire 4,630,003 shares of Company Common Stock granted (or to be granted pursuant to Section 6.1(c)) pursuant to employee incentive or benefit plans, programs and arrangements of the Company ("Employee Stock Options"), which options are listed by optionee, price per share, date of grant and number of shares covered thereby on Schedule 5.2 hereto, (iii) warrants to purchase 180,000 shares of Company Common Stock and (iv) the rights (the "Company Rights") to acquire shares of Series A Participating Preferred Stock pursuant to the Rights Agreement between the Company and Harris Trust and Savings Bank dated March 1, 1996 (the "Company Rights Agreement"), and as otherwise provided for in this Agreement and the Company Option Agreement, there are not now, and at the Effective Time there will not be, any shares of capital stock of the Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer or sell any shares of its capital stock. Except as provided in this Agreement or in the Schedules hereto, after the Effective Time, the Company will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

          Section 5.3    Subsidiaries.  Schedule 5.3 hereto sets forth each
                         ------------
direct or indirect interest owned by the Company in any other corporation, partnership, joint venture or other business association or entity, foreign or domestic, of which the Company or any of its other Subsidiaries owns, directly or indirectly, greater than fifty percent of the shares of capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity (each such entity is hereinafter referred to as a Subsidiary and are hereinafter collectively referred to as the "Subsidiaries".) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Company Material Adverse Effect. Each Subsidiary has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. All of the outstanding shares of capital stock of the Subsidiaries are validly issued, fully paid and nonassessable and are owned by the Company or by a Subsidiary free and clear of any liens, claims, charges or encumbrances. There are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company or any Subsidiary to issue, transfer or sell any securities of any Subsidiary. There are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which the Company or any of the Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

          Section 5.4    Authority Relative to this Agreement.  The Company has
                         ------------------------------------
the corporate power to enter into this Agreement, the Parent Option Agreement and the Company Option Agreement, to carry out its obligations hereunder and thereunder and to consummate the Merger. The execution and delivery of this Agreement, the Parent Option Agreement and the

Company Option Agreement by the Company, the consummation by the Company of the transactions contemplated hereby and thereby and the consummation of the Merger have been duly authorized by the Company's Board of Directors and, except for the approval of its stockholders to be sought at the stockholders meeting contemplated by Section 7.4 hereof and the filing of the Certificate of Merger as required by the GCL, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the Parent Option Agreement and the Company Option Agreement, the transactions contemplated hereby and thereby or the consummation of the Merger. This Agreement, the Parent Option Agreement and the Company Option Agreement have been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement, the Parent Option Agreement and the Company Option Agreement constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies.

          Section 5.5    Consents and Approvals; No Violations.  Except for
                         -------------------------------------
applicable requirements of the HSR Act, the Securities Act, the Exchange Act, state securities or blue sky laws, the rules and regulations of NASDAQ and the filing and recordation of a Certificate of Merger as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, the Parent Option Agreement and the Company Option Agreement. Neither the execution and delivery of this Agreement, the Parent Option

Agreement or the Company Option Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, will (a) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of the Company or any of the Subsidiaries, (b) except as set forth on Schedule 5.5(b), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of the Subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a Company Material Adverse Effect.

          Section 5.6    Reports and Financial Statements.  The Company has
                         --------------------------------
filed all reports required to be filed with the SEC pursuant to the Exchange Act since March 26, 1996 (such reports, together with all registration statements, prospectuses and information statements filed by the Company since March 26, 1996, being hereinafter collectively referred to as the "Company SEC Reports"), and has previously furnished Parent with true and complete copies of all such Company SEC Reports. None of such Company SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, all such Company SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act. Each of the balance sheets (including the related notes) included in the Company SEC Reports fairly presents the consolidated financial position of the Company and the Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in financial position of the Company and the Subsidiaries for the respective periods or as of the respective dates set forth therein (subject, where appropriate, to normal year-end adjustments), all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

          Section 5.7    Absence of Certain Changes or Events.  Except as set
                         ------------------------------------
forth in Schedule 5.7 hereto or in the Company SEC Reports, since September 30, 1997, neither the Company nor any of the Subsidiaries has: (a) suffered any change which had or would have a Company Material Adverse Effect or (b) subsequent to the date hereof, except as permitted by Section 6.1 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

          Section 5.8    Litigation.  Except for litigation disclosed in the
                         ----------
Company SEC Reports there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries the outcome of which is reasonably likely to have a Company Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of its Subsidiaries, which has or would have a Company Material Adverse Effect.

          Section 5.9   Patents, Trademarks, Etc.  Except as set forth in
                        ------------------------
Schedule 5.9, to the knowledge of the Company, the Company and its Subsidiaries own or possess adequate licenses or other valid rights to use all Proprietary Rights used or held for use in connection with the business of the Company and its Subsidiaries as currently conducted or as contemplated to be conducted, free and clear of any liens, clams or encumbrances. Except as set forth in Schedule 5.9, to the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted does not conflict in any way with any Proprietary Right of any third party. To the knowledge of the Company there are no infringements of any of the Proprietary Rights owned by or licensed to the Company or any of its Subsidiaries.

          Section 5.10  Information in Disclosure Documents and Registration
                        ----------------------------------------------------
Statement. None of the information to be supplied by the Company for inclusion
---------
in the Proxy Statement or the Registration Statement, other than the information to be supplied by Parent or Sub, will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations promulgated thereunder.

          Section 5.11   Absence of Undisclosed Liabilities.  Other than
                         ----------------------------------
obligations incurred in the ordinary course of business, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation which would be required to be disclosed on a consolidated balance sheet under GAAP, except (a) liabilities or obligations reflected in the Company SEC Reports and (b) liabilities or obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect.

          Section 5.12   No Default.  Neither the Company nor any of the
                         ----------
Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which the Company or any of the Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the Subsidiaries, except in the case of clauses (b) and (c) above for defaults or violations which would not individually or in the aggregate have a Company Material Adverse Effect.

          Section 5.13   Taxes.  (a)  All federal, state, local and foreign Tax
                         -----
Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries (i) is a member (a "Current Company Group") or (ii) has been a member within six years prior to the date hereof but is not currently a member, but only insofar as any such Tax Return relates to a taxable period ending on a date within the last six years (a "Past Company Group," together with Current Company Groups, a "Company Affiliated Group") have been timely filed, and all such Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Company Material Adverse Effect (it being understood that the representations made in this Section, to the extent that they relate to Past Company Groups, are made to the knowledge of the Company). All Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group have been timely paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Company Material Adverse Effect. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company, any Subsidiary or any Affiliated Group which would, individually or in the aggregate, have a Company Material Adverse Effect. All assessments for Taxes due and owing by the Company, any Subsidiary or any Company Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. Schedule 5.13 sets forth (i) the taxable years of the Company for which the statutes of limitations with respect to U.S. federal income Taxes have not expired, and (ii) with respect to U.S. federal income Taxes, for all taxable years for which the statute of limitations has not yet expired, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. The Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the payment and withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (b) Neither the Company nor any of its Subsidiaries is a party to, bound by, or has any obligation under any Tax sharing, allocation, indemnity, or similar contract or arrangement.

          (c) Neither the Company nor any of its Subsidiaries knows of any fact or has taken any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (d) Schedule 5.13 sets forth (i) the taxable years of the Company for which the statute of limitations with respect to Material State income Taxes have not expired, and (ii) with respect to Material State income Taxes, for all taxable years for which the statute of limitations has not expired, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated.

          (e) For purposes of this Section 5.13: "Material State" means any state for which the average allocation percentage of the Company and its Subsidiaries for the past three years exceeds ten percent (10%).

          Section 5.14   Title to Properties; Encumbrances.  Except as described
                         ---------------------------------
in the following sentence, each of the Company and the Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible material to the operations and business of the Company), including, without limitation, all such properties and assets reflected in the consolidated balance sheet of the

Company and the Subsidiaries as of March 31, 1998 included in the Company's Quarterly Report on Form 10-Q for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since March 31, 1998). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except (i) as set forth in the Company SEC Reports or in Schedule 5.14 hereto, and (ii) such encumbrances that do not individually or in the aggregate have a Company Material Adverse Effect.

          Section 5.15   Compliance with Applicable Law.  Each of the Company
                         ------------------------------
and the Subsidiaries is in compliance with all applicable Laws (whether statutory or otherwise), except where the failure to be in such compliance would not, individually or in the aggregate, have a Company Material Adverse Effect.

          Section 5.16   Labor Matters.  Except as set forth on Schedule 5.16,
                         -------------
neither the Company nor any of the Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries relating to their business, except for any such preceding which would not have a Company Material Adverse Effect. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Subsidiaries.

          Section 5.17   Employee Benefit Plans; ERISA.  (a)  Schedule 5.17
                         -----------------------------
hereto contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement (the "Plans"), maintained or contributed to or required to be contributed to by (i) the Company, (ii) any Subsidiary or (iii) any ERISA Affiliate, that together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of the Company, any Subsidiary or any ERISA Affiliate. Schedule 5.17(a) hereto identifies each of the Plans that is an "employee benefit plan," as that term is defined in Section 3(3) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans").

          (b) With respect to each of the Plans, the Company has heretofore delivered or will deliver to Parent true and complete copies of each of the following documents:

               (i)    a copy of the Plan (including all amendments thereto);

               (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to each such Plan for the last two years;

               (iii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to such Plan;

               (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and

               (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code.

          (c) No liability under Title IV of ERISA has been incurred by the Company, any Subsidiary or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company, any Subsidiary or any ERISA Affiliate of incurring a liability under such Title. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company, a Subsidiary or an ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the Effective Time.

          (d) Except as disclosed in Schedule 5.17, with respect to each ERISA Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

          (e) Except as disclosed in Schedule 5.17, no ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan ended prior to the Effective Time; and all contributions required to be made with respect thereto (whether pursuant to the term of any ERISA Plan or otherwise) on or prior to the Effective Time have been timely made.

          (f)  No ERISA Plan is a "multiemployer pension plan," as defined in
Section 3(37) of ERISA, nor is any ERISA Plan a plan described in Section 4063(a) of ERISA.

          (g)  Each ERISA Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

          (h) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code.

          (i) Except as disclosed in Schedule 5.17, no amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. Schedule 5.17 sets forth the aggregate amount of entitlements and other amounts that could be (i) received (whether in cash or property or the vesting of property) under any of the Plans as a result of any of the transactions contemplated by this Agreement by any person which is a "disqualified individual" (as such term is defined in Section 280G(c) of the Code) and (ii) characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code), plus the amount of any excise taxes that may be imposed with respect thereto and any additional amounts or gross-ups that may be paid with respect to such amounts.

          (j) Except as disclosed in Schedule 5.17, no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, any Subsidiary or any ERISA Affiliate beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan", as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company, any Subsidiary or any ERISA Affiliate or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

          (k) Except as disclosed on Schedule 5.17, the consummation of the transactions contemplated by this Agreement will not

               (i) entitle any current or former employee or officer of the Company, any Subsidiary or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement,

               (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or

               (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

          (l) With respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Company, any Subsidiary or any ERISA Affiliate, as of the Effective Time, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the closing.

          (m) There are no pending, threatened or anticipated claims by or on behalf of any of the Plans, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

          (n) Neither the Company, any Subsidiary or any ERISA Affiliate, nor any of the ERISA Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company, any Subsidiary or any ERISA Affiliate, any of the ERISA Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust could be subject to either a material civil liability under Section 409 of ERISA or Section 502(i) of ERISA, or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

          Section 5.18   Contracts.  Except as set forth on Schedule 5.18
                         ---------
hereto, neither the Company nor any of its Subsidiaries is party to any agreement (whether written or oral) that (a) involves performance of services or delivery of goods or materials of an amount or value in excess of $1 million per year; or (b) is a software licensing agreement involving an amount or value in excess of $500,000 (the "Company Contracts"). Each Company Contract is valid and binding on the Company and is in full force and effect, and the Company and each of its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Company Contract, except where such noncompliance, individually or in the aggregate, would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries knows of, or has received notice of, any violation or default under any

Company Contract except for such violations or defaults as would not in the aggregate have a Company Material Adverse Effect.

          Section 5.19   Vote Required.  Approval of the Merger by the
                         -------------
stockholders of the Company will require the affirmative vote of the holders of a majority of the outstanding Shares. No other vote of the stockholders of the Company, or of the holders of any other securities of the Company (equity or otherwise), is required by law, the certificate of incorporation or by-laws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby and by the Company Option Agreement.

          Section 5.20   Opinion of Financial Advisor.  The Board of Directors
                         ----------------------------
of the Company (at meetings duly called and held) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of the Company's stockholders. The Company has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation, the Company's financial advisor, substantially to the effect that the Exchange Ratio is fair to the holders of the Company Common Stock from a financial point of view.

          Section 5.21   Takeover Statute.  The Board of Directors of the
                         ----------------
Company has approved this Agreement, the Parent Option Agreement and the Company Option Agreement and the transactions contemplated hereby and thereby and, assuming the accuracy of Parent's and Sub's representation and warranty contained in Section 4.19, such approval constitutes approval of the Merger and the other transactions contemplated hereby by such Board of Directors under the provisions of Section 203 of the GCL such that Section 203 of the GCL does not apply to this Agreement and the transactions contemplated hereby.

          Section 5.22   The Company Rights Agreement.  The Board of Directors
                         ----------------------------
of the Company has approved the amendment of the Company Rights Plan in the form attached hereto as Exhibit B and as a result thereof, none of the execution or delivery of this Agreement, the Proxies or the Company Option Agreement or the consummation of the transactions contemplated hereby or thereby will (a) cause the Company Rights to become exercisable or to separate from the stock certificates to which they are attached, (b) cause Parent to become an "Acquiring Person" (as such term is defined in the Company Rights Agreement), or
(c) trigger any other provisions of the Company Rights Agreement.

          Section 5.23   Ownership of Parent Common Stock.  Except as
                         --------------------------------
contemplated by this Agreement, the Parent Option Agreement and the Parent Stock Proxy, as of the date hereof, neither the Company nor, to its knowledge without independent investigation, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Parent.

          Section 5.24   Pooling.  Neither the Company nor any Subsidiary has
                         -------
knowledge of any fact or information which causes, or should reasonably cause, the Company or any Subsidiary to believe that the transactions contemplated by this Agreement could not be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

                                  ARTICLE VI

                    CONDUCT OF BUSINESS PENDING THE MERGER
                    --------------------------------------

          Section 6.1    Conduct of Business by the Company Pending the Merger.
                         -----------------------------------------------------
Prior to the Effective Time, unless Parent shall otherwise agree in writing, or as set forth in Schedule 6.1 or may be expressly permitted pursuant to this
Agreement:

          (a) the respective businesses of the Company and the Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of the Company's operations;

          (b) the Company shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of the Subsidiaries; (ii) amend its Certificate of Incorporation or By-Laws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the Subsidiaries;

          (c) neither the Company nor any of the Subsidiaries shall (i) authorize for issuance, issue or sell or agree to issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the 4,580,003 unissued Shares reserved for issuance upon the exercise of currently outstanding employee stock options and except for employee options to purchase not more than 50,000 shares, the 7,228,153 Shares reserved for issuance upon conversion of the Company's 5 1/4% Convertible Subordinated Notes due 2003, or the 180,000 Shares reserved for issuance upon exercise of warrants; (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets other than in the ordinary course of business and consistent with past practices; (iii) except for certain indebtedness not in excess of $15,000,000, incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a Subsidiary in the ordinary course of business and consistent with past practices; (v) make any loans, advances or capital contributions to, or investments in, any other person, other than to Subsidiaries; (vi) authorize capital expenditures not in the ordinary course of business in excess of $1,000,000; (vii) make any Tax election or settle or compromise any Tax liability; (viii) change its fiscal year; (ix) except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, or as required by a governmental body or authority, change its methods of accounting (including, without limitation, make any material write-off or reduction in the carrying value of any assets) in effect at September 30, 1997, except as required by changes in GAAP as concurred in by the Company's independent auditors; or (x) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d) the Company shall use its reasonable best efforts to preserve intact the business organization of the Company and the Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and the Subsidiaries;

          (e) neither the Company nor any of the Subsidiaries will enter into any employment agreements with any officers or employees or grant any increases in the compensation of their respective officers and employees other than increases in the ordinary course of business and consistent with past practice, or enter into, adopt or amend any Plan (as that term is defined in Schedule 5.17 hereto); and

          (f) neither the Company nor any of the Subsidiaries shall (i) take or allow to be taken any action which would jeopardize the treatment of Parent's acquisition of the Company as a pooling of interests for accounting purposes; or
(ii) take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

          Section 6.2    Conduct of Business by Parent Pending the Merger. Prior
                         ------------------------------------------------
to the Effective Time, unless the Company shall otherwise agree in writing, or as otherwise expressly permitted by this Agreement:

          (a) the respective businesses of Parent and the Parent Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of Parent's operations;

          (b) Parent shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of the Parent Subsidiaries; (ii) amend its Certificate of Incorporation or By-Laws; (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the Parent Subsidiaries or (iv) consolidate with or merge with or into another company unless at least 50% of the members of the Board of Directors of the surviving entity are members of the Board of

Directors of Parent immediately prior to such merger or consolidation or are otherwise designated by Parent.

          (c) neither Parent nor any of the Parent Subsidiaries shall (i) authorize for issuance, issue or sell or agree to issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for (a) unissued shares of Parent Common Stock reserved for issuance upon the exercise of Parent Employee Stock Options, (b) the shares of Parent Common Stock to be granted pursuant to Parent's Employee Stock Benefit and Recognition Program, and
(c) the shares of Parent Common Stock reserved for issuance upon the exercise of certain rights by Trans Union Corporation ("Trans Union") pursuant to the Data Center Management Agreement between Trans Union and Parent, or (ii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d) Parent shall use its reasonable best efforts to preserve intact the business organization of Parent and the Parent Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and the Parent Subsidiaries;

          (e) neither Parent nor any of the Parent Subsidiaries shall (i) take or allow to be taken any action which would jeopardize the treatment of the transaction as a pooling of interests for accounting purposes or (ii) take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

          (f) Nothing set forth in Section 6.2(a), (b), (c) or (d) above shall limit Parent's ability to authorize or propose, enter into, or consummate agreements relating to acquisitions, mergers or other business combinations, including any such transaction pursuant to which Parent issues shares of its capital stock; provided that in connection with any such transaction Parent will not consolidate or merge with or into another company unless at least 50% of the members of the Board of Directors of the surviving entity are members of the Board of Directors of Parent immediately prior to such merger or consolidation or otherwise designated by Parent.

          Section 6.3    Conduct of Business of Sub.  During the period from the
                         --------------------------
date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS
                             ---------------------

          Section 7.1    Access and Information.  The Company and Parent shall
                         ----------------------
each afford to the other and to the other's financial advisors, legal counsel, accountants consultants and other representatives full access upon reasonable notice and during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties, plants and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as such other party may reasonably request, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Each party shall hold in confidence all nonpublic information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other all documents, work papers and other material (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

          Section 7.2    Acquisition Proposals.  From and after the date hereof,
                         ---------------------
the Company will not and the Company and the Subsidiaries will use their best efforts to cause their respective directors, officers, employees, financial advisors, legal counsel, accountants and other agents and representatives not to initiate or solicit, directly or indirectly, any inquiries or the making of any proposal or offer with respect to, engage in negotiations concerning, provide any information or data to, any person relating to any acquisition, business combination or purchase (including by way of a tender or exchange offer) of (i) all or any significant portion of the assets of the Company and the Subsidiaries, (ii) 15% or more of the outstanding shares of Company Common Stock or (iii) 15% or more of the outstanding shares of capital stock of any Subsidiary of the Company (a "Takeover Proposal"), other than the Merger; provided, however, that nothing contained in this Section 7.2 shall prohibit the Board of Directors of the Company from (i) furnishing information to (but only pursuant to a confidentiality agreement in customary form) or entering into discussions or negotiations with any person or group that makes a Superior Proposal that was not solicited by the Company or which did not otherwise result from a breach of this Section 7.2, if, and only to the extent that, (A) the Board of Directors of the Company, based upon the advice of outside legal counsel, determines in good faith that such action is reasonably necessary for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (B) concurrently with furnishing such information to, or entering into discussions or negotiations with, such person or group making this Superior Proposal, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or group, and (C) the Company keeps Parent informed of the status and all material information including the identity of such person or group with respect to any such discussions or negotiations to the extent such disclosure would not constitute a violation of any applicable law. For purposes of this Agreement "Superior Proposal" means any Takeover Proposal which the Board of Directors of the Company concludes in its good faith judgment (based on the advice of outside legal counsel and a financial advisor of a nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is fully committed, subject to customary conditions; provided, however, that the reference to "15%" in clauses (ii) and (iii) of the definition of Takeover Proposal shall be deemed to be references to "51%". The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing and will notify Parent immediately in writing if any such inquiries or proposals (including the material terms and conditions thereof) are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company. Nothing contained in this Section 7.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its stockholders if, in the good faith judgment of the Board of

Directors of the Company, after consultation with outside legal counsel, failure so to disclose may be inconsistent with its obligations under applicable law.

          Section 7.3    Registration Statement.  As promptly as practicable,
                         ----------------------
Parent and the Company shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement. Each of Parent and the Company shall use its best efforts to have the Registration Statement declared effective. Parent shall also use its best efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the Parent Shares pursuant hereto. Parent and the Company shall furnish each other with all information concerning Parent and the Company, as the case may be, and the holders of their capital stock and shall take such other action as each party may reasonably request in connection with the preparation of the Proxy Statement and the Registration Statement and issuance of Parent Shares. Each such party agrees promptly to advise the other if at any time prior to the Effective Time any information provided by any party hereto in the Proxy Statement becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy or omission. To the extent the issuance of Parent Shares pursuant to the Merger to Lawrence J. Speh or Albert J. Speh, Jr., (or to any other stockholder of the Company granting proxies pursuant to Section 7.7) are not permitted by the rules and regulations of the SEC to be registered on the Registration Statement, Parent will use its best efforts to register such issuance of Parent Shares to such stockholders of the Company on a Form S-3 or other appropriate form.

          Section 7.4  Proxy Statements; Stockholder Approvals.  (a)  The
                       ---------------------------------------
Company, acting through its Board of Directors, shall, in accordance with applicable law and its Certificate of Incorporation and By-Laws:

                 (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of its stockholders for the purpose of voting to approve and adopt this Agreement and shall use its reasonable best efforts to obtain such stockholder approval; and

                 (ii) recommend approval and adoption of this Agreement by the stockholders of the Company and include in the Proxy Statement such recommendation, and take all lawful action to solicit such approval.

          (b) Parent, acting through its Board of Directors, shall, in accordance with applicable law and its Certificate of Incorporation and By-Laws:

                 (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of its stockholders for the purpose of voting to approve the issuance of the Parent Shares pursuant to the Merger and shall use its reasonable best efforts to obtain such stockholder approval; and

                 (ii) recommend approval and adoption of the issuance of the Parent Shares pursuant to the Merger by the stockholders of Parent and include in the Proxy Statement such recommendation, and take all lawful action to solicit such approval.

          (c) Parent and the Company shall cause the definitive Proxy Statement to be mailed to their stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. At the stockholders' meetings, each of Parent and the Company shall vote or cause to be voted in favor of approval and adoption of this Agreement all Shares as to which it holds proxies at such time.

          Section 7.5    Affiliate Agreements.  (a)  Prior to the mailing of the
                         --------------------
Proxy Statement to the stockholders of the Company the Company shall cause to be delivered to Parent a list in form and substance reasonably satisfactory to Parent identifying all persons who are at the time of the Company stockholders' meeting convened in accordance with Section 7.4 hereof, "affiliates" of the Company as that term is used in Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. The Company shall use its reasonable best efforts to cause each person who is identified as a possible "affiliate" in the list furnished pursuant to this Section 7.5 to deliver to Parent at or prior to the mailing of the Proxy Statement a written agreement, in substantially the form attached hereto as Exhibit C.

          (b) Prior to the mailing of the Proxy Statement to the stockholders of Parent, Parent shall deliver to the Company a list, in form and substance reasonably satisfactory to the Company, identifying all persons who are, at the time of the Parent stockholders' meeting convened in accordance with Section 7.4 hereof, "affiliates" of Parent under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Parent shall use its reasonable best efforts to cause each person who is identified as a possible "affiliate" in the list furnished pursuant to this Section 7.5 to deliver to Parent at or prior to the mailing of the Proxy Statement, a written agreement substantially in the form of Exhibit D hereto.

          Section 7.6    Antitrust Laws.  As promptly as practicable, the
                         --------------
Company, Parent and Sub shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to Section 7.1 hereof, the Company will furnish to Parent and Sub, and Parent and Sub will furnish to the Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to
Section 7.1 hereof, the Company will provide Parent and Sub, and Parent and Sub will provide the Company, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

          Section 7.7    Proxies.  Concurrently herewith, the Parent is entering
                         -------
into the Company Stock Proxies with each of Lawrence J. Speh and Albert J. Speh, Jr. in the form attached hereto as Exhibits A-2 and A-3, respectively. Concurrently herewith, the Company is entering into the Parent Stock Proxy with Charles D. Morgan in the form attached hereto as Exhibit A-1. Parent will use its reasonable best efforts to obtain proxies within ten business days following the date hereof from the stockholders listed on Schedule 7.7(a) hereto, such proxies to be substantially in the form of Exhibit A-1. The Company will use its reasonable best efforts to obtain proxies within ten business days following the date hereof from the record holders of all shares of Company Common Stock reflected as being beneficially owned by each of Lawrence J.

Speh and Albert J. Speh, Jr., as set forth on Schedule 7.7(b), such proxies to be substantially in the form of Exhibits A-2 and A-3.

          Section 7.8    Employees, Employee Benefits.  (a)  Parent agrees that
                         ----------------------------
individuals who are employed by the Company as of the Effective Time shall become employees of the Surviving Corporation following the Effective Time (each such employee, an "Affected Employee"); provided, however, that nothing contained in this Section 7.8 shall require the Surviving Corporation to continue the employment of any Affected Employee for any period of time following the Effective Time.

          (b) Parent shall, or shall cause the Surviving Corporation to, give Affected Employees full credit for purposes of eligibility, vesting and determination of the level of benefits (but not for the purpose of benefit accrual under any defined benefit plan) under any employee benefit plans or arrangements maintained by the Parent, the Surviving Corporation or any Subsidiary of the Parent for such Affected Employees' service with the Company or any Subsidiary of the Company to the same extent recognized by the Company immediately prior to the Effective Time.

          (c) Parent shall, or shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such Affected Employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such Affected Employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such Affected Employees are eligible to participate in after the Effective Time.

          Section 7.9    Stock Options.  (a)  As of the Effective Time, (i) each
                         -------------
outstanding Employee Stock Option shall be converted into an option (an "Adjusted Option") to purchase the number of Parent Shares equal to the number of Shares subject to such Employee Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded to the nearest whole number of Parent Shares), at an exercise price per share equal to the exercise price for each such Share subject to such option divided by the Exchange Ratio (rounded down to the nearest whole cent), and all references in each such Employee Stock Option to the Company shall be deemed to refer to Parent, where appropriate; provided, however, that the adjustments provided in this clause (i)
             --------  -------
with respect to any Employee Stock Options which are "incentive stock options" (as defined in Section 422 of the Code) or which are described in Section 423 of the Code, shall be affected in a manner consistent with the requirements of
Section 424(a) of the Code, and (ii) Parent shall assume the obligations of the Company under the Company's stock option plans pursuant to which such Employee Stock Options were issued. The other terms of each Adjusted Option, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms. The date of grant of each Adjusted Option shall be the date on which the corresponding Employee Stock Option was granted.

          (b) Parent shall (i) reserve for issuance the number of Parent Shares that will become subject to the benefit plans, programs and arrangements referred to in this Section 7.9 and (ii) issue or cause to be issued the appropriate number of Parent Shares pursuant to applicable plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. No later than the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of Parent Shares necessary to fulfill Parent's obligations under this Section 7.9. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained) for at least as long as Adjusted Options remain outstanding.

          (c) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Employee Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company stock option plans and the agreements evidencing the grants of such Employee Stock Options and that such Employee Stock Options and the related agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 7.9 after giving effect to the Merger).

          Section 7.10   Public Announcements.  Parent and Sub, on the one hand,
                         --------------------
and the Company, on the other hand, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party, except as may be required by Law.

          Section 7.11   By-Law Indemnification  and Insurance.  Parent shall
                         -------------------------------------
cause the Surviving Corporation to keep in effect in its By-Laws a provision for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved) which provides for indemnification of the past and present officers and directors (the "Indemnified Parties") of the Company to the fullest extent permitted by the GCL. For six years from the Effective Time, Parent shall indemnify the Indemnified Parties to the same extent as such Indemnified Parties are entitled to indemnification pursuant to the preceding sentence. For a period of six years from the Effective Time, Parent shall either cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company or provide substitute policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event shall Parent be required to pay with respect to such insurance policies in any one year more than $200,000.

          Section 7.12   Expenses.  (a)  Except as set forth in this Section
                         --------
7.12, whether or not the Merger is consummated all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses; provided that those expenses incurred in connection with printing the Registration Statement and the related Proxy Statement, as well as the filing fee relating to the Registration Statement will be shared equally by Parent and the Company.

          (b) As a condition and inducement to Parent's and Sub's willingness to enter this Agreement, (i) if this Agreement is terminated by Parent and Sub pursuant to Section 9.1(e) or 9.1(g), (ii) if this Agreement is terminated by Parent and Sub or by the Company pursuant to 9.1(h) or (iii)(x) prior to the termination of this Agreement, a bona fide Takeover Proposal is commenced, publicly proposed or publicly disclosed and not withdrawn, (y) this Agreement is terminated by the Parent and Sub or the Company pursuant to Section 9.1(f) (but only due to the failure of the Company stockholders to approve the Merger) and (z) concurrently with or within twelve months after such termination a Takeover Proposal shall have been consummated, then, in each case, the Company shall (i) pay to Parent a fee (the "Company Termination Fee") of $20,000,000 in immediately available funds and (ii) reimburse Parent and Sub for all out-of-pocket expenses and fees (including, without limitation, the fees and expenses of their counsel and investment banking firms) incurred by them or on their behalf in connection with the Merger, this Agreement or the transactions contemplated hereby; provided, however, that such fees and expenses shall not
                     --------  -------
exceed $2,500,000. The Company will pay the Company Termination Fee promptly, but in no event later than the second business day following any such termination by Parent and Sub and will reimburse Parent and Sub for the foregoing fees and expenses promptly, but in no event later than the second business day following submission of statements therefor.

          (c) As a condition and inducement to the Company's willingness to enter this Agreement, if (i) this Agreement is terminated by the Company pursuant to Section 9.1(i) or (ii) (x) prior to the termination of this Agreement, a bona fide proposal or offer with respect to any acquisition, business combination or purchase (including by way of a tender or exchange offer) of all or any significant portion of the assets of, or 15% or more of the outstanding shares of capital stock of Parent (a "Parent Takeover Proposal") is commenced, publicly proposed or publicly disclosed and not withdrawn, (y) this Agreement is terminated by the Company pursuant to Section 9.1(f) (but only due to the failure of the Parent stockholders to approve the issuance of Parent Shares pursuant to the Merger) and (z) concurrently with or within twelve months after such termination a Parent Takeover Proposal shall have been consummated, then Parent shall (i) pay to the Company a fee (the "Parent Termination Fee") of $20,000,000 in immediately available funds, and
(ii) reimburse the Company for all out-of-pocket expenses and fees (including, without limitation, the fees and expenses of its counsel and investment banking firms) incurred by it or on its behalf in connection with the Merger, this Agreement or the transactions contemplated hereby; provided, however, that such
                                                   --------  -------
fees and expenses shall not exceed $2,500,000. Parent will pay the Parent Termination Fee promptly, but in no event later than the second business day following any such termination by the Company and will reimburse the Company for the foregoing fees and expenses promptly, but in no event later than the second business day following submission of statements therefor.

          Section 7.13   Additional Agreements.  Subject to the terms and
                         ---------------------
conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Sub and the Company shall take all such necessary action.

          Section 7.14  Control of the Company's and Parent's Operations.
                        ------------------------------------------------
Nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, rights to control or direct the operations of the other prior to the Effective Time.
Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

          Section 7.15  Company Rights Plan.  No later than the date hereof, the
                        -------------------
Company shall amend the Company Rights Plan to effect the changes thereto contemplated by the form of amendment attached hereto as Exhibit B. Except as set forth in Exhibit B, the Company shall not amend, modify or supplement the Company Rights Plan without the prior written consent of Parent.

                                 ARTICLE VIII

                    CONDITIONS TO CONSUMMATION OF THE MERGER
                    ----------------------------------------

          Section 8.1    Conditions to Each Party's Obligation to Effect the
                         ---------------------------------------------------
Merger.  The respective obligations of each party to effect the Merger shall be
------
subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

          (b) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act.

          (c) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of each of the Company and Parent in accordance with applicable law.

          (d) No preliminary or permanent injunction or other order by any federal or state court in the United States which prohibits the consummation of the Merger shall have been issued and remain in effect.

          (e) Each of the Company and Parent shall have obtained such consents from third parties and government instrumentalities in addition to pursuant to the HSR Act as shall be required and which are material to Parent and the Company and to consummation of the transactions contemplated hereby.

          (f) Parent and Sub and the Company shall have each received a letter of KPMG Peat Marwick LLP, dated the Effective Time, in form and substance satisfactory to Parent addressed to Parent and Sub and the Company stating that the Merger will qualify as a pooling of interests transaction under Opinion No. 16 of the Accounting Principles Board.

          Section 8.2    Conditions to Obligation of the Company to Effect the
                         -----------------------------------------------------
Merger. The obligation of the Company to effect the Merger shall be subject to
------
the satisfaction at or prior to the Effective Time of the following additional conditions:

          (a) Each of Parent and Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and the Company shall have received a certificate of the Chief Executive Officer or the President of Parent as to the satisfaction of this condition.

          (b) The Company shall have received an opinion of Winston & Strawn, in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, substantially to the effect that the Merger will constitute a reorganization for U.S. federal income tax purposes within the meaning of
Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by Winston & Strawn of representation letters from each of Parent, Sub and the Company, in each case, in form and substance reasonably satisfactory to Winston & Strawn. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to Winston & Strawn, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

          Section 8.3    Conditions to Obligations of Parent and Sub to Effect
                         -----------------------------------------------------
the Merger. The obligations of Parent and Sub to effect the Merger shall be
----------
subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

          (a) The Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time except as contemplated by this Agreement, and Parent and Sub shall have received a Certificate of the Chief Executive Officer or the President of the Company as to the satisfaction of this condition.

          (b) Parent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to Parent, dated as of the Effective

Time, substantially to the effect that the Merger will constitute a reorganization for U.S. federal income tax purposes within the meaning of
Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of representation letters from each of Parent, Sub and the Company, in each case, in form and substance reasonably satisfactory to such tax counsel. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          Section 9.1    Termination.  This Agreement may be terminated at any
                         -----------
time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

          (a)    by mutual consent of Parent, Sub and the Company;

          (b) by either Parent and Sub, on the one hand, or the Company, on the other hand, if the Merger shall not have been consummated on or before December 31, 1998;

          (c)    by the Company if any of the conditions specified in Sections
8.1 and 8.2 hereof has not been met or waived by the Company prior to or at such time as such condition can no longer be satisfied;

          (d) by Parent and Sub if any of the conditions specified in Sections 8.1 and 8.3 hereof has not been met or waived by Parent and Sub prior to or at such time as such condition can no longer be satisfied;

          (e) by Parent and Sub if a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of the Company is commenced prior to the meeting of Company stockholders contemplated by Section 7.4(a), and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) within the time period specified by Rule 14e-2 of the Exchange Act;

          (f) by either Parent and Sub or the Company if the approvals of the stockholders of either Parent or the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof;

          (g) by Parent and Sub if the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement and the transactions contemplated hereby;

          (h) by either the Company or Parent and Sub if the Board of Directors of the Company reasonably determines that a Takeover Proposal constitutes a Superior Proposal, except that the Company may not terminate this Agreement pursuant to this clause 7.1(h) unless and until (i) three business days have elapsed following delivery to Parent of a written notice of such determination by the Board of Directors of the Company and during such three business day period the Company (x) informs Parent of the terms and conditions of the Takeover Proposal and the identity of the person making the Takeover Proposal and (y) otherwise reasonably cooperates with Parent with respect thereto (subject, in the case of this clause (y), to the condition that the Board of Directors of the Company shall not be required to take any action that it believes, after consultation with outside legal counsel, would present a reasonable possibility of violating its obligations to the Company or the Company's stockholders under applicable law) with the intent of providing Parent with the opportunity to offer to modify the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, (ii) at the end of such three business day period the Board of Directors of the Company continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal, (iii) simultaneously with such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal and (iv) simultaneously with such termination, the Company pays to Parent the amounts specified and within the time periods specified in Section 7.12(b);

          (i) by the Company if the Board of Directors of Parent shall have withdrawn or modified in a manner adverse to the Company its approval or recommendation of this Agreement and the transactions contemplated hereby; or

          (j) by either the Company or Parent and Sub if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement or the Option Agreement, which if not cured would cause the conditions set forth in Sections 8.2(a) or 8.3(a), as the case may be, not to be satisfied, and such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach.

          Section 9.2    Effect of Termination.  In the event of termination of
                         ---------------------
this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of either Parent, Sub or the Company or their respective officers or directors (i) except as set forth in Section 7.1 hereof and except for Section 7.12 hereof which shall survive the termination and (ii) no such termination shall release any party of any liabilities or damages resulting from any wilful breach by that party of any provision of this Agreement.

          Section 9.3    Amendment.  This Agreement may be amended by action
                         ---------
taken by Parent, Sub and the Company at any time before or after approval hereof by the stockholders of the Company, but, after any such approval, no amendment shall be made which alters the Exchange Ratio or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 9.4    Waiver.  At any time prior to the Effective Time, the
                         ------
parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS
                               ------------------

          Section 10.1   Survival of Representations, Warranties and Agreements.
                         ------------------------------------------------------
No representations, warranties or agreements contained herein shall survive beyond the Effective

Time except that the agreements contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 7.9, 7.11 and 7.12 hereof shall survive beyond the Effective Time.

          Section 10.2   Brokers.  The Company represents and warrants that, (i)
                         -------
except for its financial advisors, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company and (ii) the Company's fee arrangements with DLJ have been disclosed to Parent. Parent represents and warrants that, except for its financial advisor, Stephens Inc. ("Stephens"), (i) no broker, finder or financial advisor is entitled to any brokerage finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub and
(ii) Parent's fee arrangements with Stephens have been disclosed to the Company.

          Section 10.3   Notices.  All notices, claims, demands and other
                         -------
communications hereunder shall be in writing and shall be deemed given if delivered personally or by telex or telegram or mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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          (a)  If to Parent or Sub, to:

               ACXIOM CORPORATION
               P.O. Box 2000
               301 Industrial Boulevard
               Conway, AR 72033-2000
               fax: (501) 336-3913
               Attention: Charles D. Morgan

          with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, NY  10022
               fax:  (212) 735-2000
               Attention:  J. Michael Schell

          (b)  if to the Company, to:

               MAY & SPEH, INC.
               1501 Opus Place
               Downers Grove, IL  60515
               fax: (630) 719-0525
               Attention:  Chief Executive Officer

          with a copy to:

               Winston & Strawn
               35 West Wacker Drive
               Chicago, IL 60601
               fax:  (312) 558-5700
               Attention:  Bruce A. Toth

          Section 10.4   Descriptive Headings.  The headings contained in this
                         --------------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 10.5   Entire Agreement; Assignment.  This Agreement
                         ----------------------------
(including the Exhibits, Schedules and other documents and instruments referred to herein) (a) constitutes the

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entire agreement and supersedes all other prior agreements and understandings, both written and oral among the parties or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, provided that Parent or Sub may assign its rights and obligations hereunder to a direct or indirect subsidiary of Parent, but no such assignment shall relieve Parent or Sub, as the case may be, of its obligations hereunder.

          Section 10.6   Governing Law.  This Agreement shall be governed by and
                         -------------
construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

          Section 10.7   Specific Performance.  The parties hereto agree that
                         --------------------
irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          Section 10.8   Counterparts.  This Agreement may be executed in two or
                         ------------
more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

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          IN WITNESS WHEREFORE, each of Parent, Sub and the Company has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

               ACXIOM CORPORATION


               By: /s/ Charles D. Morgan
                   ----------------------------------
                   Name:  Charles D. Morgan
                   Title: President and CEO


               ACX ACQUISITION CO., INC.


               By: /s/ Catherine Hughes
                   ----------------------------------
                   Name:  Catherine Hughes
                   Title: General Counsel


               MAY & SPEH, INC.


               By: /s/ Peter I. Mason
                   ----------------------------------
                   Name:  Peter I. Mason
                   Title: Chairman, President and CEO